                                                                     EXHIBIT 2.2

                                                                  CONFORMED COPY


                                AMENDMENT NO. 1

               AMENDMENT NO. 1 ("Amendment") dated as of February 20, 1998 among Erols Internet, Inc., a Delaware corporation ("Erols"), ENET Holding, Inc., a Delaware corporation ("ENET"), Erol Onaran, Gold & Appel Transfer, S.A. , a British Virgin Islands corporation ("Gold & Appel") and RCN Corporation, a Delaware corporation ("RCN").

                        W  I  T  N  E  S  S  E  T  H :

               WHEREAS, Erols, ENET, Erol Onaran, Gold & Appel and RCN (collectively, the "Parties") have entered into an Agreement and Plan of Merger dated as of January 21, 1998 (the "Merger Agreement"); and

               WHEREAS, the Parties desire to enter into this Amendment.

               NOW THEREFORE, the Parties hereby agree as follows:

               SECTION 1. Section 1.05(b) of the Merger Agreement is hereby amended and restated to read as follows:

               "(b) The number of shares of Buyer Stock subject to the Substitute Options and the exercise price or prices thereunder shall be computed as follows: (i) the number of shares of Buyer Stock that may be purchased upon exercise of any given Substitute Option shall be equal to the product of (A) the number Shares that could have been purchased upon exercise of the related Employee Option times (B) .35 and (ii) the exercise price per share of Buyer Stock for any given Substitute Option shall be equal to the quotient obtained by dividing the exercise price per Share of the related Employee Option by .35. To the extent possible, such computation shall be made in compliance with the requirements of Section 424(a) of the Code (as defined below) and each Substitute Option shall be subject to substantially all of the other terms and conditions of the original Employee Option or Employee Options to which it relates. For the avoidance of doubt, the Substitute Options will have the same vesting schedule as the Employee Options to which they relate and no Employee Options shall vest as a result of the Merger or the transactions contemplated hereby. The cancellation of the Employee Options and the issuance in exchange therefor of Substitute Options shall be done in a manner that will not result in such transactions being a taxable event to the holders of Employee Options. For purposes of this Agreement the term "Code" means the Internal Revenue Code of 1986, as amended."

               SECTION 2. Section 3.05 of the Merger Agreement is hereby amended by adding the following at the end thereof:

"The only Shares that will be outstanding immediately prior to the Effective Time will be the Cash Election Shares and the Stock Election Shares. The number of Shares issuable upon exercise of the Non-Employee Options that will be canceled under Section 1.05(c) is 33,072 and the amount that the Company will pay under such Section 1.05(c) is $359,539.94. Immediately prior to the Effective Time, there will be outstanding Employee Options to purchase an aggregate of 999,991 Shares with an average exercise price of $2.40 per Share."

               SECTION 3. Section 7.05 of the Merger Agreement is hereby amended by replacing the reference to "4,240" with a reference to "14,134" and by replacing the reference to "$59,360" with a reference to "$197,876".

               SECTION 4. Section 9.03(a) of the Merger Agreement is hereby amended by adding the reference "Maryland," between the references "Pennsylvania," and "Delaware" on line eight.

               SECTION 5. Section 10.03 of the Merger Agreement is hereby amended by replacing the text thereof with the following reference:

               "[intentionally omitted]".

      SECTION 6. Section 12.02(f) of the Merger Agreement is hereby amended by replacing the reference "Exhibit D" with the reference "Exhibit C" on line two.

      SECTION 7. Section 12.03(e) of the Merger Agreement is hereby amended by deleting the reference "15.03," on line four.

      SECTION 8. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

      SECTION 9. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      SECTION 10. Except as expressly amended by this Amendment, the Merger Agreement will remain in full force and effect.

      SECTION 11. Capitalized terms used in this Amendment and not otherwise defined herein are used herein as defined in the Merger Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or caused this Amendment to be duly executed, by their respective authorized officers, as of the date first above written.

      EROLS INTERNET, INC.


      By: /s/ Dennis Spina
      Name: Dennis Spina
      Title:   President and Chief
       Executive Officer


      EROL ONARAN

      /s/ Erol Onaran




      GOLD & APPEL TRANSFER, S.A.

                                    Page-2

      By: /s/ Walt Anderson
      Name: Walt Anderson
       Title:  Attorney-in-fact


      RCN CORPORATION



      By: /s/ Mark Haverkate
      Name: Mark Haverkate
      Title: Executive Vice President



      ENET HOLDING, INC.


      By: /s/ Mark Haverkate
      Name: Mark Haverkate
      Title: Executive Vice President

                                    Page-3